EXHIBIT 99.1

Two River Bancorp Files Shelf Registration Statement Renewal

TINTON FALLS, N.J., Aug. 17, 2018 (GLOBE NEWSWIRE) -- On August 15, 2018, Two River Bancorp (Nasdaq: TRCB) (the "Company"), the parent company of Two River Community Bank, filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). Once declared effective by the SEC, the shelf registration statement will permit the Company, from time to time over the next three years, to issue a combination of securities, in one or more offerings, in an aggregate amount of up to $30.0 million. The purpose of this newly filed registration statement was to replace the availability previously provided by the Company’s shelf registration statement that was declared effective in September 2015 and expires in September 2018 under SEC regulations.

The Company may use the shelf registration statement on an as-needed basis to raise equity capital or debt for general corporate purposes. The Company has no immediate plans to issue or sell securities pursuant to the shelf registration statement, which is intended to provide financial flexibility to access additional capital when and if needed in an expeditious manner when market conditions are appropriate.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com